Exhibit 99.1

Douglas Dynamics, Inc.

Segment Disclosures (unaudited)

(In thousands)

	Three Months Ended				Year Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018

Net Sales
Work Truck Attachments	$24,596	$103,529	$69,806	$77,313	$275,244
Work Truck Solutions	59,368	59,917	55,026	74,512	248,823
	$83,964	$163,446	$124,832	$151,825	$524,067

Adjusted EBITDA
Work Truck Attachments	$4,385	$37,061	$18,780	$20,170	$80,396
Work Truck Solutions	2,703	3,007	1,738	8,599	16,047
	$7,088	$40,068	$20,518	$28,769	$96,443

Depreciation and amortization expense
Work Truck Attachments	$2,340	$2,367	$2,430	$2,472	$9,609
Work Truck Solutions	2,361	2,363	2,354	2,398	9,476
	$4,701	$4,730	$4,784	$4,870	$19,085

Assets
Work Truck Attachments	$327,780	$357,948	$387,355	$348,816	$348,714
Work Truck Solutions	312,859	310,739	325,385	327,377	327,479
	$640,639	$668,687	$712,740	$676,193	$676,193

Capital Expenditures
Work Truck Attachments	$649	$2,206	$1,373	$2,703	$6,931
Work Truck Solutions	133	1,363	850	571	2,917
	$782	$3,569	$2,223	$3,274	$9,848